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Exhibit 10.1



                      FORBEARANCE AGREEMENT

     AGREEMENT made as of this 24th day of January, 2000 by and between, on one hand, WPI GROUP, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI ELECTRONICS, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI MAGNETEC, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI MICRO PALM, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI POWER SYSTEMS, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI OYSTER TERMIFLEX, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI MICRO PROCESSOR SYSTEMS, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI DECISIONKEY, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI UK HOLDING, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI UK HOLDING II, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI OYSTER TERMINALS, INC., a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, WPI INSTRUMENTS, INC. a New Hampshire corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101, and WPI HUSKY COMPUTERS, INC., a Florida corporation with its chief executive office at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Borrowers"), FLEET BANK-NH, KEY CORPORATE CAPITAL INC., SOVEREIGN BANK, BANK OF NEW HAMPSHIRE, and BANKBOSTON, N.A. (each, individually, a "Lender," and collectively, the "Lenders"), and FLEET BANK-NH, as Agent for the Lenders (the "Agent").


     WHEREAS, each Borrower is an affiliate of each other
Borrower and would directly benefit and gain from any accommodation made by the Agent and the Lenders to each other
Borrower;


     WHEREAS, the Agent and the Lenders have extended certain credit facilities to the Borrowers and, as collateral security therefor, each of the Borrowers has granted to the Agent, for the benefit of the Lenders, liens on and security interests in all or substantially all of its personal property and certain interests in real property;


     WHEREAS, the Borrowers have defaulted with respect to certain obligations owed to the Agent and the Lenders, such that all obligations of the Borrowers to the Lenders are now due and payable;







     WHEREAS, the Borrowers have requested that the Agent and the Lenders defer collection of certain obligations owing by the Borrowers to the Agent and the Lenders and to otherwise not enforce certain of their rights and remedies against the Borrowers for a certain period of time on certain terms, subject to certain conditions, as set forth below; and


     WHEREAS, the Agent and the Lenders are willing to defer collection of certain obligations payable by the Borrowers, but only on the terms and conditions set forth in this Agreement;


     NOW, THEREFORE, based on these premises, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agent, and the Lenders hereby agree as follows (capitalized terms shall have the meanings assigned such terms in Section 21 hereof or as defined elsewhere in this Agreement):


     1.   Acknowledgment of Obligations.

          (a) By Borrowers. Each Borrower hereby acknowledges that it is unconditionally liable to the Lenders for the full and immediate payment of each of the obligations set forth at Schedule A hereto
and   incorporated  herein  by  reference,  plus  all  reasonable attorneys' fees and costs of collection incurred or that  may  be incurred in connection with such obligations by the Agent or  the
Lenders,  and Borrowers are unconditionally liable to Lenders  to pay  and  perform  each of the other liabilities and  obligations that  may  now  or  hereafter arise under the  various  documents executed  or delivered by any Borrower evidencing or relating  to
such    obligations   (collectively,   the   "Loan    Documents")
(hereinafter  all  such  obligations  are  referred  to  as   the
"Obligations"),   and  that  no  Borrower   has   any   defenses,
counterclaims or set-offs with respect to the full and  immediate
payment  of  any  or  all  Obligations.   Each  Borrower   hereby
acknowledges and agrees that all of the Obligations, and each of them, are secured by valid and perfected, first priority liens and security interests in all of the Collateral enforceable against the Borrowers in accordance with their terms.

(b) No Further Commitments by Agent or Lenders. The Borrowers further acknowledge that the Agent and the Lenders have no existing commitments, obligations or agreements to extend or make available credits, loans or other financial accommodations to the Borrowers.
     2. Acknowledgement of Specified Events of Default. Each of the Borrowers acknowledges that certain Events of Default have occurred and are continuing under the Credit Agreement dated as of  August 3, 1998 (the "Credit Agreement"), among the Borrowers, the  Agent,  and  the  Lenders, and that, as a  consequence,  all
Obligations  are  now due and payable in full by  the  Borrowers.
Included among such Events of Default are: (i) the Borrowers' failure to comply with the "Total Debt to EBITDA Ratio" and "Minimum Fixed Charge Coverage Ratio" covenants set forth in Annex E (Section 6.10) of the Credit Agreement for the twelve month periods ended March 28, 1999 and June 27, 1999 in the case of "Total Debt to EBITDA Ratio," and for the twelve month period ended June 27, 1999 in the case of the "Minimum Fixed Charge Coverage Ratio"; and (ii) the Borrowers' failure under Section
1.2 of the Credit Agreement to repay the aggregate outstanding Revolving Loans to the extent required to eliminate the excess of the outstanding balance of the aggregate Revolving Loans over the lesser of (A) the Maximum Amount and (B) the Borrowing Base, less in each case, the aggregate outstanding Swing Line Loan from time to  time from August 22, 1999 through the date hereof (the Events of  Default  listed in clauses (i) and (ii) hereof, with  respect only to the sections of the Credit Agreement listed in such clauses and for only the periods described in such clauses, are
defined  herein  as  the  "Specified Events  of  Default").   The
Borrowers acknowledge and agree that the Agent and Lenders have reserved all of their rights and remedies with respect to the Specified Events of Default, and have not waived any of their rights and remedies with respect to the occurrence of the Specified Events of Default, except on the terms of and subject to the conditions of this Agreement.

3.   Amendments.
          a.   Cash Management Systems.  Section 1.7 of the
     Credit Agreement is hereby stricken and deleted in its entirety and replaced with the following in lieu thereof:

          "1.7 Cash Management Systems.

                (a)   At  all  times:  (i)  Borrowers  shall
          maintain a blocked account at the Agent for the collection of all remittances and payments on Borrowers' Accounts and other Collateral, pursuant to an agreement the terms and conditions of which are satisfactory to Agent in all respects (the "Blocked Account Agreement") and (ii) each Borrower shall maintain their deposit accounts at Agent or, in the alternative, at another financial institution which has agreed to accept drafts drawn on it by Agent under a written depository transfer agreement with Agent, and to block such Borrower's account and waive its own rights as against such account. Each Borrower will hold in trust for Agent all checks, drafts, cash and other remittances that are proceeds of Collateral and shall immediately upon receipt deliver such remittances to the blocked account maintained at the Agent for application to the Obligations. The order and method of application shall be in



          Agent's sole discretion and proceeds which in Agent's discretion are not so applied shall be credited to the respective Borrower's deposit account with Agent or, in the alternative, at another financial institution which has agreed to accept drafts drawn on it by Agent under a written depository transfer agreement with Agent, and to block such Borrower's account and waive its own rights as against such account.

               (b) For purposes of calculating interest on the Obligations, such payments or other funds received by the Agent will be applied to the Obligations as of the Business Day that is two (2) Business Days after the date of receipt by the Agent in the blocked account. For purposes of calculating the amount of the Revolving Loans available to Borrowers such payments will be applied to the Obligations on the Business Day of receipt by Agent in the blocked account, if such payments are received within sufficient time (in accordance with Agent's usual and customary practices as in effect from time to time) to credit the respective Borrower's loan accounts on such day, and if not, then on the next Business Day. In the event there are not sufficient funds in the respective Borrower's operating account when debited and/or charged under this paragraph, under the Blocked Account Agreement, or otherwise, the Borrowers agree to immediately pay such amounts to the Agent in immediately available funds.

          (c) Only to the extent not inconsistent with the paragraphs (a) and (b) above, the Borrowers shall continue to use the cash management systems currently in place with the Agent (the `Cash Management Systems')."

          b. Borrowing Base. The definition of Borrowing Base set forth in Annex A to Credit Agreement is hereby amended by adding the following to the end of such definition: ", plus (a) $500,000, from and after December 31, 1999 and through, but not including, February 29, 2000; (b) $375,000, from and after February 29, 1999 and through, but not including, March 31, 2000; or (c) $-0-, from and after March 31, 2000."

          c. Maximum Amount. The definition of Maximum Amount set forth in Annex A to Credit Agreement is hereby amended to read in its entirety as follows:

          "`Maximum Amount' shall mean, at any particular time, an amount equal to $12,500,000."

          d. Interest Rate Hedging. Section 12 of the Credit Agreement is hereby amended to add the following at the end of such section: "The Borrowers hereby agree, acknowledge and consent to the Agent's and the Lenders' directing Fleet National Bank to terminate any such Interest Rate Protection Agreement, effective as of December 9, 1999. The Borrowers hereby agree and consent to Fleet National Bank offsetting any amounts due to any Borrower under the terms of any such agreements, and delivering such amounts to the Agent for application, in such order and in such amounts, to the Obligations (either principal or interest, or both) in the Lenders' discretion."

     4.   Release of Claims. Each Borrower hereby releases, waives,
and   forever  relinquishes  all  claims,  demands,  obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which it has, may have, or might assert against Agent or any Lender and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement with respect to the Obligations, the Loan Documents and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any
Obligations; or (iii) any thing or matter related to any  of  the
foregoing.   The  inclusion of this paragraph in this  Agreement,
and the execution of this Agreement by the Agent and the Lenders, does not constitute an acknowledgment or admission by the Agent or any Lender of liability for any matter, or a precedent upon which liability may be asserted.

5.   Forbearance and Subordinated Indebtedness.
          (a)  On the terms and conditions hereof, for a period (the
"Forbearance   Period")  commencing  on  the  date   hereof   and
continuing to, but not including, the Forbearance Termination Date (as defined below), the Agent and the Lenders shall defer the commencement of any enforcement action to recover the
Obligations.   The Forbearance Termination Date  shall  mean  the
earlier of (1) March 31, 2000, and (2) the date any Default or Event of Default (as hereinafter defined), other than a Specified Event of Default (as herein defined) occurs under this Agreement. Without limiting in any way the rights and remedies of the Agent and the Lenders hereunder, upon the Forbearance Termination Date, if the Obligations have not been paid in full in immediately available funds, the Agent may, at the Agent's option and without notice to the Borrowers, exercise one and/or more than one of its or the Lenders' rights and remedies under this Agreement, the Loan Documents, or applicable law.

(b) Subordinated Indebtedness. The Borrowers have represented to the Lenders that, due to the Borrowers' present financial condition, the Borrowers have independently determined not to make payments due to John Allard on indebtedness due to him by the Borrowers. While the Agent and the Lenders do not direct the Borrowers to pay or not pay any of their creditors, in light of the fact that, if the Borrowers do make such payments, the value of the Collateral will be correspondingly reduced, the Borrowers hereby agree that the making of any such payments to John Allard shall cause the Forbearance Termination Date to occur, unless such payments are made from the proceeds of new equity capital or indebtedness that is, by virtue of an agreement between the holder and the Agent, junior and subordinate to the prior payment in full of all obligations to the Agent and the Lenders.



     6.   Loans.

          (a) Revolving Loans. During the Forbearance Period, the Borrowers may request, and the Revolving Lenders shall make available,  Revolving  Credit Advances  to  the  Borrowers  under
Section 1.1(a) of the Credit Agreement for the Borrowers  to  pay
ordinary   course  expenses  as  set  forth  on   the   financial
projections  set  forth  in Schedule D hereto,  in  an  aggregate amount  (when  added  to  all then outstanding  Loans  and  other financial  accommodations, whether made prior to  or  during  the
Forbearance  Period)  not to exceed at  any  time  the  Borrowing
Availability.   Any decision by the Agent or any Lender  to  make
loans on a particular day shall not imply any obligation to issue credit or make other financial accommodations on any other day
(or to issue credit or make other financial accommodations on the same day).

          (b) LIBOR. The Borrowers hereby confirm that there are presently no LIBOR Loans outstanding and that all outstanding Loans consist of Index Rate Loans. Notwithstanding anything in the Loan Documents or elsewhere to the contrary, and except in the Agent's sole and exclusive discretion, the Borrowers will no longer be permitted to elect that Loans constitute LIBOR Loans and the Agent will refuse to honor such request.

          (c) Repayment of Principal; Payments of Interest. The Agent, the Borrowers, and the Lenders hereby agree that, notwithstanding the schedules in the Loan Agreement for the repayment of interest and principal on the Revolving Loans and the Term Loans, principal and interest shall be paid in accordance with the following:

               (i) Weekly Installments. During the Forbearance Period, the Borrower shall make consecutive weekly installments, on the first
Business Day of each week, commencing on January 4, 1999, each in the amount of $200,000, to be applied as follows:

                    (A)  First, to accrued interest on the Term
                    Loans (applied pro rata among the Term Loans, based on the aggregate principal amount of each Term Loan outstanding);

                    (B)  Second, to accrued interest on the
                    Revolving Loans; and

                    (C)  Third, to principal on the Term Loans,
                    applied 90% to principal on Term Loan A and 10% to principal on Term Loan B.

               (ii) Additional Amounts. Other than amounts received as timely weekly installments (and only up to the amount of $200,000 per week), all payments received by the Lenders on behalf of the Obligations, whether as proceeds of Collateral or not, shall be applied as set forth in the Credit Agreement.

               (iii) Forbearance Termination Date. On the Forbearance Termination Date, all of the Obligations shall be immediately due and payable by the Borrowers, jointly and severally, without notice or demand.

          (d)  Miscellaneous.  All Loans, whether or not made during the
Forbearance   Period   shall  be  payable  on   the   Forbearance
Termination Date, and all such Loans and all other Obligations shall be entitled to all benefits and protections and secured by all of the Collateral. Interest shall accrue and be paid in accordance with the Loan Documents, as amended hereby; provided, however, that the Borrowers acknowledge and agree that the Agent and the Lenders may charge interest at the Default Rate, from and after August 22, 1999 until the Obligations are paid in full in cash; provided further, however, that, from and after August 22, 1999, the incremental interest attributable to increasing the applicable rate to the Default Rate will accrue and not be payable until the Forbearance Termination Date.

(e) Transaction Fee. The Borrowers acknowledge and agree that, as consideration for the Agent's and Lenders' agreements and commitments in connection with the delivery of the payout letter dated December 22, 1999 with respect to the sale of the Power Group, the Borrowers have paid to the Agent, for distribution pro rata to the Lenders in accordance with the amount of their Revolving Credit Commitments, a transaction fee in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00), which fee was fully earned on December 22, 1999 (the "Transaction Fee").
     7.   Consultants.

          (a) Financial Consultant. The Borrowers hereby acknowledge and agree that the Borrowers have elected in their discretion to retain, at their own expense, KPMG as their crisis manager to advise the Borrowers with respect to their day-to-day operations, cash flow, and management of expense. The Borrowers agree to continue to retain KPMG, or any other financial consultant reasonably acceptable to the Agent and the Lenders, on terms reasonably acceptable to the Lenders.

(b) Investment Banker. The Borrowers hereby acknowledge and agree to retain, on or before February 1, 2000, at their own expense, a nationally-recognized investment banker reasonably acceptable to the Lenders and on terms reasonably acceptable to the Lenders, with respect to a sale of the Borrowers' assets and operations, unless, the Borrowers provide evidence to the Lenders on February 1, 2000 that demonstrates that a sale of the Husky division on terms satisfactory to the Lenders is likely to occur on or before February 29, 2000.
     8.   Refinancing/Sales of Divisions

     8.1. Refinancing. On before February 29, 2000, the Borrowers shall provide evidence satisfactory to the Agent and the Lenders that the Borrowers are: (i) using their best efforts to proceed towards a refinancing, on terms and conditions satisfactory to the Agent and the Lenders; and (ii) likely to execute, on or before March 31, 2000, a commitment letter providing for such refinancing.

8.2. Husky Division.
          (a) On or before: (i) February 29, 2000; or (ii) in the event that governmental regulations require stockholder approval of such transaction, March 31, 2000, the Borrowers shall consummate the sale of the Borrowers' Husky division on terms satisfactory to the Lenders, with a simultaneous distribution of the Net
Transfer Payments (as defined below) of such sale to the Agent, for application to the Obligations in such order and in such amounts as the Lenders may determine in their discretion.

(b) In the event that the Borrowers' Husky division has not been sold prior to February 29, 2000, then, on February 29, 2000: (i) the Borrowers must cause the potential purchaser to deposit $2,000,000 with an independent third party which will be subject to the Agent's security interest, and released to the Agent if the sale does not occur by March 31, 2000; and (ii) the Borrowers must deliver evidence satisfactory to the Agent and the Lenders that the Borrowers are: (A) using their best efforts to proceed towards a debt financing of the Borrowers' foreign operations or a sale of the Borrowers' foreign operations, on terms and conditions satisfactory to the Agent and the Lenders; and (B) likely to execute, on or before March 31, 2000, a commitment letter providing for such financing or sale.
     8.3. Instruments Division. On or before February 29, 2000, the Borrowers shall provide a fully-executed letter of intent between the Borrowers and a potential purchaser of the Borrowers' instruments division, describing the terms under which such purchaser will purchase the Borrowers' instruments division for an amount, by a date, and on terms and conditions satisfactory to the Agent and the Lenders.

8.4. Net Transfer Payments. The term "Net Transfer Payments" means the aggregate amount of all property, including cash or any other consideration, received by any Borrower or any subsidiary thereof directly or indirectly in connection with any disposition of assets, whether at the time of such disposition or after such disposition under deferred payment arrangements, including all cash payments received in respect of Investment Property entered into or received in connection with any such disposition, less
(a) (a) the amount of any reasonable and customary legal, title, transfer and recording tax expenses, commissions and other expenses payable by any Borrower in connection with such disposition; (b) any Federal, state and local income or other taxes estimated to be payable by any Borrower as a result of any taxable gain realized from such disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state, or local governmental authority within 12 months of the date of such disposition; (c) any repayments by any Borrower of Indebtedness to the extent such Indebtedness is secured by a Lien on the property being transferred that is permitted under the Credit Agreement, if the holder of such Lien requires that such Indebtedness be repaid as a condition to the disposition of such property.
     9. Line Item Action Plan. The Borrowers shall deliver, on or before January __, 2000, a line item action plan, under which the Borrowers detail the actions taken after the fiscal quarter ended in September 1999 to reduce expenses to such an extent that EBITDA, on a quarterly basis, will be at least $400,000 larger than EBITDA would be without such expense reductions, commencing with the first fiscal quarter of 2000.

10.  Non-Borrower Subsidiaries.
     10.1. Affiliate Transactions. No Borrower shall make any loans to, investments in, or transfers of any assets to any Non-Borrower Subsidiary (as defined below), provided, however, that
(i) Borrowers may engage in transactions providing for the sale of inventory or other assets to or from Non-Borrower Subsidiaries in the ordinary course and on terms and conditions as would be appropriate for transactions between independent third parties conducted at an arms-length basis; and (ii) the Borrowers may loan $1,800,000, in the aggregate, to Oyster Termiflex Ltd. or Husky Computers Ltd., but only if, in the event that such loan is evidenced by a note or other instrument, the Borrowers deliver the original of such note or other instrument to the Agent, together with a pledge agreement and endorsement in form and substance satisfactory to the Agent.

10.2. Subsidiary Obligors. The Borrowers shall: (i) to the extent of all funds loaned or otherwise downstreamed by Borrowers to such foreign subsidiaries and any other direct benefits received by them from the Borrowers or the Lenders cause such subsidiaries to agree to become liable for the payment and performance of the Borrowers' obligations to the Agent and the Lenders, either as co-borrowers or as guarantors, in the discretion of the Agent and the Lenders; and (ii) to the extent that the following undertakings do not cause the foreign subsidiaries to become insolvent, use their best efforts to: (a) cause such foreign subsidiaries to agree to become liable for the payment and performance of all of the Borrowers' obligations to the Agent and the Lenders, either as co-borrowers or as
guarantors, in the discretion of the Agent and the Lenders; and
(b) as security for all such obligations, grant, or to cause to be granted to Agent, first-priority liens and security interests in foreign assets, including, without limitation, all real
estate, such that the grant is effective and perfected on or before January 15, 2000.
     11.  Financial Projections.  Attached hereto as Schedule D are
the   Borrowers'  financial  projections  for  the  period   from
_________  __, 1999 through ____________ __, 2000.  The Borrowers
agree   that  its  actual  sales,  total  collections,  and   net
availability for each period set forth therein shall not vary more than 10% from the projected sales, total collections, and net availability, respectively for each such period.

12. Conditions Precedent. The Agent's and the Lenders' obligation to enter into this Agreement and perform its obligations hereunder are subject to the condition precedent that the Agent's and the Lenders shall have received the following documents and other items, duly executed, where appropriate, by authorized representatives of the Borrowers:
          (a)  this Agreement, with completed schedules hereto;

(b) evidence that the execution, delivery and performance of this Agreement by the Borrowers have been duly authorized by all necessary corporate action, including incumbency certificates of each Borrower, with authorizing resolutions and certified copies of articles of organization and by-laws, all in a form satisfactory to the Agent and all Lenders and their counsel; and
(c)  evidence of insurance coverage as required by Section
14(e)(iv) hereof;
(d)  evidence of payment of all outstanding property taxes;
(e) for each Obligor, a certificate of legal existence and good standing issued by the State of its incorporation and a certificate of authorization to conduct business from all states listed on the Disclosure Schedule attached hereto as Schedule B pursuant to Section 13.2 hereof; and
(f) an opinion of counsel satisfactory to the Agent and the Lenders that this Agreement represents the legal, valid, and binding obligation of the Borrowers, enforceable against them in accordance with its terms.
     13. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Agreement, each Borrower represents and warrants to the Agent and the Lenders, except as otherwise set forth in any disclosure schedule attached hereto as Schedule B and incorporated herein by reference (the "Disclosure Schedule"), that:

     13.1. Financial Condition. All such financial statements and information, including any related schedules and notes, and any other financial information or statements hereafter furnished in
accordance  herewith  or  in  accordance  with  any  other   Loan
Documents, have, to the best of Borrowers' knowledge, been prepared in accordance with GAAP, except as otherwise disclosed therein, subject only in the case of unaudited interim financial statements to normal year-end audit adjustments, and, except as otherwise disclosed therein, are in all respects are true, complete and accurate.

13.2.     Organization, Existence, Good Standing.  Each Borrower
(a) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation,
(b) has obtained all material licenses and permits and has filed all registrations necessary for the lawful operation of its business, (c) has the corporate power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged, and (d) is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect. The Disclosure Schedule attached as Schedule B lists all states where the Borrowers are qualified as foreign corporations.
13.3. Subsidiaries; Capitalization. The Borrowers do not have any subsidiaries that are not also Borrowers, other than WPI Termiflex International Sales Corporation, a _________, WPI Group
(UK), a ______________, WPI Husky Computers Limited, a ____________, and WPI Oyster Termiflex Limited, a
________________ (the "Non-Borrower Subsidiaries"). The Disclosure Schedule attached as Schedule B sets forth the authorized capitalization, the number of shares of each class of capital stock issued and outstanding, and the owner of each such share with respect to each Borrower and each subsidiary of any Borrower.
13.4. Corporate Power and Authority. Each of the Borrowers has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party and this Agreement.
13.5. Corporate Authorization. Each of the Borrowers has taken all necessary actions to authorize the execution, delivery and performance by it of each Loan Document to which it is a party and to authorize its execution and performance of this Agreement.
13.6. Due Execution. Each of the Loan Documents to which any Borrower is a party and this Agreement has been duly executed and delivered on behalf of such party.
13.7. Legal, Valid, Binding Obligation. Each of the Loan Documents and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which any Borrower is a party, and this Agreement, constitutes the legal, valid, and binding obligation of such party enforceable against such party in accordance with its terms.
13.8. No Legal Bar. The execution, delivery and performance by Borrowers of the Loan Documents, and each agreement, certificate, document, instrument or other paper delivered pursuant thereto to which any Borrower is a party, and of this Agreement, do not and will not violate: (a) any provision of the Articles or Certificate of Incorporation or Bylaws; (b) to the Borrowers' knowledge, in any material respect, any existing law, rule or regulation, order, judgment, award or decree of any court, arbitrator or governmental authority, bureau or agency, or
(c) any security issued by, such Borrower or of any material mortgage, deed or trust, indenture, lease, contract or other agreement or undertaking to which any Borrower is a party or by which any of its properties may be bound, and will not result in the creation or imposition of any lien (other than in favor of the Agent or any Lender) on any of its properties.
13.9. No Litigation. Except as disclosed in the Disclosure Schedule attached hereto as Schedule B, no litigation, investigation or other proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of any Borrower, threatened against any Borrower or any subsidiary of any Borrower or its properties or revenues.
13.10. Taxes. Except as disclosed in the Disclosure Schedule attached hereto as Schedule B, all federal, state, local and other tax reports and returns which are required to be filed by any Borrower or any subsidiary of any Borrower have been filed, except where extensions have been properly obtained, and each Borrower or any subsidiary of any Borrower has paid or made adequate provision for all taxes, interest and penalties shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on its or any of its property by any governmental authority, including, without limitation, all payroll withholding taxes, have been paid and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.
13.11. Compliance with the IRC and ERISA. To each Borrower's knowledge, all Plans which are pension plans as defined in
Section 3(2) of ERISA qualify under Section 401 of the IRC, and all Plans are in compliance with the provisions of the IRC and ERISA, and have been administered in accordance with their terms.
13.12. Lock Boxes. No Borrower or any subsidiary of any Borrower has any lock box accounts other than those described at the Disclosure Schedule attached hereto as Schedule B.
13.13. Other Names. No Borrower has used any corporate or fictitious name other than the names for such Borrower at the beginning of this Agreement, which is the same as the name shown on such Borrower's currently effective Articles or Certificate of Incorporation, or the name(s) set forth on the Disclosure Schedule attached hereto as Schedule B.
13.14. Chief Place of Business; Locations of Property. As of the date hereof (i) the chief executive office of each Borrower is located at the address corresponding to such Borrower in the first paragraph of this Agreement; (ii) the principal place of business of each Borrower is located at the address of its chief executive office; (iii) the books and records of each Borrower, all chattel paper, and all records of accounts receivable are located at its principal place of business; (iv) all other property of any Borrower (except for inventory which is in transit) is located at its principal place of business and no other location whatsoever except any locations specified at the Disclosure Schedule attached hereto as Schedule B; (v) the locations of the chief executive offices, the books and records, all chattel paper, all records of accounts, and all other property of any subsidiary of any Borrower is set forth on the Disclosure Schedule attached hereto as Schedule B; (vi) there are no other persons who have possession or control of Collateral, except if the Agent shall have received an agreement in writing from the person in possession or with control of the Collateral in form and substance satisfactory to the Agent acknowledging the Agent's first priority security interest in the Collateral, waiving security interests and claims by such person against the Collateral and permitting the Agent access to the Collateral so as to exercise the Agent's rights and remedies and otherwise deal with the Collateral; and (vii) there is no other office or place of business at which any Borrower or any subsidiary of any Borrower conducts business.
13.15. Laws Including Environmental and Safety Matters. Each Borrower and each subsidiary of each Borrower is, to the best of the Borrowers' knowledge, in compliance in all respects with all material laws, rules, and regulations, orders of court or other governmental bodies, applicable to it, including, without limitation, all environmental, health, and safety statutes and regulations and specifically the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Clean Air Act, the requirements and regulations of the Nuclear Regulatory Commission, and the Federal Occupational Safety and Health Act. No Borrower or any subsidiary of any Borrower has received written notice to the effect that it is subject to any judicial or administrative proceedings alleging the violation of any applicable law or regulation. No Borrower or any subsidiary of any Borrower has received written notice to the effect that it is the subject of any federal, state or local investigation regarding, among other matters, the release of any Hazardous Material into the environment, the results of which may adversely affect its business operations, prospects, condition (financial or otherwise). No Borrower or any subsidiary of any Borrower has filed any notice under any applicable law indicating past or present treatment, storage, disposal, generation, transportation or reporting a spill or release into the environment of any Hazardous Material. No Borrower or any subsidiary of any Borrower has any known material contingent liabilities in connection with any release of any Hazardous Material into the environment which materially adversely affects any Borrower's or any subsidiary of any Borrower's business operations, prospects, condition (financial or otherwise) or other property.
13.16. Full Disclosure. To the best of the Borrowers' knowledge, neither the Financial Statements delivered to the Lender by any Borrower, the Disclosure Schedule as Schedule B, nor any of the Loan Documents or any list, certificate, written statement, instrument, paper or other information furnished by any Borrower to the Agent or any Lender in connection with the Loan Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein and herein, in light of the circumstances in which they are made, not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Agent or any Lender in writing prior to the date of this Agreement, with respect to the transactions contemplated by the Loan Documents and this Agreement, which materially and adversely affects the condition (financial or otherwise), results of operations, businesses, property or prospects of any Borrower.
     14.  Covenants.

          (a) Compliance with Loan Documents. The Borrowers shall, in any and all respects, comply fully and completely with any and all covenants and/or obligations in and under the Loan Documents.

(b) Additional Reporting. The Borrowers shall deliver to the Agent, on the first Business day of each week, the following information with respect to the immediately preceding week: (a) a Borrowing Base Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by the Agent in its reasonable discretion; (b) a summary of Inventory, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and (c) a summary trial balance showing Accounts outstanding aged from invoice due date as follows, 1 to 30 days, 31 to 60 days, 61 to 90 days, and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.
          (c) Indebtedness. No Borrower nor any subsidiary of any Borrower shall create, incur, assume or allow to exist any Indebtedness, except:

               (i) Loan Document Indebtedness. The Obligations and any other indebtedness owing to or held by Agent and the Lenders arising under any of the Loan Documents;

(ii) Disclosed Indebtedness.  Indebtedness of such Borrower or subsidiary of a Borrower existing on the date hereof approved by the Agent and the Lenders and disclosed in the Disclosure
Schedule attached as Schedule B; provided, however, that none of such indebtedness shall be renewed, extended or otherwise
modified in any material respect without the Agent's and the
Lenders' prior written consent;
(iii)     Unsecured Current Liabilities.  Unsecured current
liabilities (not the result of borrowing) incurred in the
ordinary course of business which are not evidenced by notes or instruments, and which are paid in the ordinary course of
business; and
(iv) Approved Indebtedness.  Indebtedness incurred after the date hereof by such Borrower with the prior written consent of the
Agent and the Lenders.
          (d) No Liens. The Borrowers and subsidiaries of the Borrowers have not and shall not create, permit to be created or suffer to exist  any Lien upon any of the Collateral or any other  property of  any Borrower or any subsidiary of any Borrower, now owned  or
hereafter    acquired,   except:   (i)   landlords',   carriers',
warehousemen's,  mechanics' and other similar  Liens  arising  by operation  of law in the ordinary course of Borrowers'  business;
(ii)  Liens  arising  out  of pledge or deposits  under  worker's compensation,  unemployment insurance, old  age  pension,  social security, retirement benefits or other similar legislation; (iii)
Liens in favor of the Agent; (iv) Liens for taxes (excluding  any
Lien  imposed pursuant to any provision of ERISA) not yet due  or
which   are   being  contested  in  good  faith  by   appropriate
proceedings  and  Borrowers  maintain  appropriate  reserves   in
respect thereto provided that in Agent's judgment such Lien  does not  adversely affect the Agent's or any Lender's rights  or  the priority of Agent's Lien in the Collateral; (v) easements, rights of  way, restrictions and other similar charges or Liens relating to  real property and not interfering in a material way with  the
ordinary  conduct  of  Borrowers'  or  any  subsidiary   of   any
Borrower's  business; and (vi) Liens set forth on the  Disclosure
Schedule  attached as Schedule B hereto (collectively, "Permitted
Liens").

(e)  Existence; Compliance with Laws; Etc.:  Each Borrower shall:
               (i) Corporate Existence. Preserve and keep in full force and effect its corporate existence and all franchises, licenses and permits material to the proper conduct of its business; and

(ii) Compliance with Applicable Laws. Comply with all applicable laws and duly observe all valid requirements of governmental authorities.
(iii) Maintain Property. Keep and maintain all property useful and necessary in its business in operating condition and good repair, ordinary wear and tear excepted.
(iv) Insurance. Keep adequately insured by financially sound and responsible insurers (a) all property owned or leased by it and all property of an insurable nature, such insurance to be in at least such amounts and covering loss or damage from at least such risks and hazards (including, without limitation, business interruption insurance and use and occupancy insurance) as are usually insured against in the same geographic areas by companies engaged in similar businesses, (b) all liabilities of such Borrower for damage to property, death or bodily injury, including without limitation product liability insurance, insurance required under all applicable workmen's compensation laws, and insurance for such liabilities resulting from, caused by or arising out of any product manufactured or sold by any predecessor of such Borrower or by such Borrower, all such insurance to be in at least such amounts as are usually insurance against by companies engaged in the same or similar businesses.
All policies of liability insurance maintained hereunder are listed on the Disclosure Schedule attached as Schedule B hereto and shall name Agent as an additional insured as appropriate with respect to Collateral; all fire and casualty policies of insurance maintained hereunder on any of the collateral shall reflect Agent's interest as mortgagee and loss payee. All insurance policies shall also be otherwise satisfactory in all respects to Agent. Such Borrower shall upon request of Agent at any time furnish to Agent insurance certificates for such insurance.
(v) Maintenance of Liens. Promptly upon the reasonable request of Agent and at Borrowers' expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Loan Documents or otherwise necessary or desirable in Agent's opinion for the creation, preservation and/or perfection of the liens purported to be created by the Loan Documents. Moreover, Borrowers each appoint Agent and the
Lenders and their agents and designees, as Borrowers' attorney-in-fact, to execute in Borrowers' name and behalf any documents in this regard, including, without limitation, UCC financing statements or amendments thereto, which power is coupled with an interest, and irrevocable, until all Obligations have been paid in full. Borrowers release Agent and the Lenders and their officers, employees, agents, and designees from any liability arising from any act or acts in connection with such actions(s) or in furtherance thereof, whether of admission or omission and whether based on any error or judgement or mistake of law or fact.
          (f) Compensation. No Borrower or subsidiary of a Borrower shall pay compensation for services, or provide fringe or other benefits, to any employee, shareholder, officer or director except (a) compensation to employees that is reasonable, or (b) compensation to any shareholder, officer or director set forth at the Disclosure Schedule attached hereto as Schedule B.

          (g) Dividends. No Borrower shall declare or make: (i) any distributions or dividends, directly or indirectly, on account of any shares of any class of stock of any Borrower now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of shares of any class of stock of any Borrower now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock of any Borrower now or hereafter outstanding, or (iv) any payment of any kind made to any Affiliate or any Borrower in respect of management consulting or other services provided to any Borrower.

          (h) Intellectual Property. No Borrower owns or licenses the rights to any trademarks, trademark applications, patents, patent applications, copyrights, copyright applications, trade secrets, or other intellectual property necessary or used in the operation of its business (the "Intellectual Property"), except as set forth on the Disclosure Schedule set forth as Schedule B attached hereto, and no such Intellectual Property is subject to any license or agreement for use by and other Person except as set forth on the Disclosure Schedule set forth as Schedule B attached hereto.


     15. Events of Default. The occurrence of any Event of Default under the Restated Credit Agreement, or any of the following, without any notice or grace or cure period(s), shall constitute an Event of Default hereunder:

     15.1. Failure of Payment. If any Borrower fails to pay any principal, interest or other amount due under this Agreement or any of the Loan Documents (as the same are hereby modified) on the date due (whether on a scheduled payment date or otherwise) and in the manner provided herein or therein;

15.2. Misstatements. If any representation, warranty or other statement made by or on behalf of any Borrower proves to be or to have been incorrect or misleading in any material respect as of the date at which it is made or deemed to be made;
15.3. Performance of Certain Covenants. If any Borrower defaults in the due performance or observance of any other covenant, condition or provision to be performed or observed by it under this Agreement or under any of the Loan Documents beyond any applicable grace period (as the same are hereby modified);
15.4. Other Obligations. If any Borrower defaults in any payment of principal of or interest on any other obligation for the payment of borrowed money;
15.5. Judgments. If any Borrower permits any judgment against it in excess of $50,000 to remain undischarged for a period of more than thirty (30) days unless during such period such judgment is effectively stayed or bonded, on appeal or otherwise;
15.6. Business Operations. If a substantial part of any of the operations or business of any Borrower is suspended other than in the ordinary course of its business, which suspension has, in the good faith opinion of the Agent, a materially adverse effect on the operations, business or financial condition of any Borrower;
15.7. Voluntary Bankruptcy. If any Borrower (a) commences a voluntary case under the Bankruptcy Code; or (b) files a petition or commences any case, proceeding, or action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or (c) takes any action indicating its consent to, approval of, or acquiescence in, any such case, proceeding or other action; or (d) applies for a receiver, trustee or custodian of it or for all or a substantial part of its property; or (e) makes an assignment for the benefit of creditors; or (f) is unable to pay its debts as they mature or admits in writing such inability; or (g) is adjudicated insolvent or bankrupt;
15.8. Involuntary Bankruptcy. (a) If there is commenced against any Borrower (i) an involuntary case under the Bankruptcy Code; or (ii) any case or proceeding or any other action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or seeking appointment of a receiver, trustee or custodian of any Borrower or for all or a substantial part of its property, and any of the foregoing cases, proceedings, or actions is not dismissed within sixty (60) days; or (b) if an order, judgment or decree approving any of the foregoing is entered or a warrant of attachment, execution or similar process against any substantial part of the property of any Borrower is issued, and such order, judgment, decree, warrant, execution or similar process is not vacated or stayed within sixty (60) days; or (c) if an order for relief under the Bankruptcy Code is entered against any Borrower;
15.9. Avoidance of Benefit to Lender. If any Borrower, or any trustee, receiver, person or successor-in-interest claiming by or through any one or more of them, shall cause the avoidance or rescission of any promise, agreement, transfer, release or conveyance made to or for the benefit of the Lender pursuant to this Agreement or the Loan Documents, or shall cause any property transferred to or for the benefit of the Agent or any Lender pursuant to this Agreement or the Loan Documents or the transactions contemplated hereby or thereby to be avoided or rescinded or disgorged as a result of, or pursuant to, any insolvency, bankruptcy, reorganization or similar proceeding with respect to any Borrower or arising out of related to any action, suit, proceeding or claim brought in connection with or pursuant to 11 U.S.C. 510(c), 544, 547, 548, 549, 550 or 553, or any
other provisions of the Bankruptcy Code, or the Uniform Fraudulent Conveyance Act (as enacted in any applicable jurisdiction), or any applicable state law or any tax law or any other similar state or federal statutory or common law;
15.10. Fraudulent Conveyances and Preferential Transfers. If any Borrower shall have concealed or removed, or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property for less than fair value or which may be otherwise fraudulent under any bankruptcy, fraudulent conveyance or similar law, after or at any time before the date hereof;
15.11. Attachments. If any Borrower or any property of any Borrower of a value of in excess of $100,000 shall become subject to any attachment (including attachments on trustee process), or any similar lien or security interest; or
15.12. Adverse Changes. If the Agent, in its sole and absolute discretion, shall determine that a change in any Borrowers' business, assets, operations, or condition, financial or otherwise, has occurred which may reasonably be expected to materially adversely affect any Borrowers' ability to timely satisfy the Obligations or to otherwise perform their obligations hereunder or under the Loan Documents.
     16.   Effectiveness  of  Events of Default.   Each  Borrower
acknowledges and agrees that each and every Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Agent and the Lenders to exercise their rights and remedies hereunder. Each Borrower acknowledges and agrees that each such Event of Default has been a material inducement for the Agent and the Lenders to enter into this Agreement and that the Agent and the Lenders would be irreparably harmed if the Agent and the Lenders, in any way, were unable to exercise its rights and remedies on the basis that certain Events of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment).

17. Remedies. Upon the occurrence of any such Event of Default, the Agent may, at the Agent's option, immediately exercise one or more of the following rights: (a) declare all Obligations of the Borrowers to the Agent and the Lenders, including, without limitation, all amounts owing under this Agreement and/or the
Loan Documents, to be immediately due and payable, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; (b) declare all obligations of the Agent and the Lenders to the Borrowers, including, without limitation, the Commitments, to be terminated, whereupon such obligations shall immediately terminate; and (c) exercise any and all other rights and remedies provided in the Loan Documents or under applicable law; provided, however, that on demand or upon the occurrence of any such Event of Default specified in Sections 15.7 or 15.8, (i) all Obligations of the Borrowers to the Agent and the Lenders, including, without limitation, all amounts owing under this Agreement and/or the Loan Documents, shall immediately become due and payable without presentment, further demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; (ii) all obligations of the Agent and the Lenders to the Borrowers, including, without limitation, the Commitments, shall immediately terminate; and (iii) the Agent and the Lenders may immediately exercise the rights and remedies provided in the Loan Documents or under applicable law.
18. Cross Default. It is agreed by Borrowers that any Event of Default under this Agreement shall constitute an event of default under all of the Loan Documents and all other agreements and evidences of indebtedness between any Borrower and the Agent or the Lenders, whether now existing or hereafter executed and whether or not such is an event of default therein.
19. Setoff. The Borrowers hereby grant to the Agent and the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to the Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or any Lender or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, the Agent or any Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrowers even though unmatured and regardless of the adequacy of any other collateral securing the loans. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURE THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER
PROPERTY OF THE BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
20.  Miscellaneous Provisions.
     20.1. Notices. Except as otherwise specified herein, all notices to or upon the parties hereto shall be in writing (including teletransmissions), shall be given or made to the party to which such notice is required or permitted to be given or made under this Agreement at the address or telecopier number set forth at Schedule C hereto and incorporated herein by reference or at such other address or telecopier number as any party hereto may hereafter specify to the others in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt, if teletransmitted or delivered by hand, or three (3) business days after mailing, if mailed, and all mailed notices shall be by registered or certified mail, postage prepaid.

20.2.     No Waiver of Rights; Tolling of Statutes of Limitation.
No failure to exercise nor any delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under this Agreement or the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion. In addition, each Borrowers, the Agent and the Lenders hereby agree that, during the pendency of this Agreement, all statutes of limitation and similar laws, rules and equitable theories with respect to the time in which the Agent or any Lender may bring any claim or action against any Borrower shall be tolled and that the passage of such time shall not otherwise operate to the detriment of the Agent or any Lender with respect to such rights.
20.3. Borrowers' Bankruptcy. Each Borrower agrees that, in the event that any Borrower (i) files, or there is filed against any Borrower, a voluntary or involuntary petition under the Bankruptcy Code, or any other state or federal law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief, or (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver, conservator, or liquidator, the Agent and the Lenders shall thereupon be entitled and each Borrower hereby irrevocably consents to immediate relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Agent or any Lender with respect to the Collateral, as provided in this Agreement and/or the Loan Documents, or any related document(s), and as otherwise provided by law, and each Borrower hereby irrevocably waives its rights to object to such relief.
[In this connection, each Borrower acknowledges that, for purposes of Section 362 of the Bankruptcy Code, and any other applicable law, there is no equity in the Collateral, the Collateral is not necessary for an effective reorganization, and Borrowers cannot provide adequate protection of the Agent's and the Lenders' interest in the Collateral.]
20.4. Subordination of Certain Claims. Each Borrower hereby subordinates all claims each now has or may in the future acquire against each other Borrower, including, without limitation, all rights and claims of subrogation, reimbursement, indemnity, contribution and like claims and rights, to the prior payment in full and complete performance of all obligations now or in the future owed by any Borrower to the Agent or the Lenders;
provided, however, that each Borrower hereby waives (not merely subordinates) all rights and claims of subrogation, reimbursement, indemnity, contribution and like claims and rights as against each other Borrower to the extent, but only to the extent, such rights and claims arise out of or in connection with the liability of such other Borrower for the Obligations but, unless the Agent otherwise agrees, such waiver by such Borrower shall not be effective to the extent that by virtue of such waiver Borrower's liability to the Agent and the Lenders under the Loan Documents or otherwise is rendered invalid, avoidable or unenforceable under any applicable state or federal laws dealing with the recovery or avoidance of so-called "fraudulent conveyances" or otherwise.
20.5. Loan Documents. Except as modified herein or in any other instruments or documents executed in connection herewith,
(a) all terms and conditions of the Loan Documents shall remain in effect in accordance with their original tenor; and
(b) nothing contained herein shall constitute a waiver by the Agent or the Lenders or of any of Agent's or the Lenders' rights and remedies (including, without limitation, any of the Agent's or any Lender's rights or remedies as to, or any obligations owing to the Agent and the Lenders of, any person who may be liable to the Agent and the Lenders on account of any of the Obligations, whether or not such person is a party hereto), all of which rights and remedies are expressly reserved and not waived. Each agreement, covenant, representation and warranty of the Borrowers hereunder, as modified by the Schedules hereto, shall be deemed to be in addition to, and not in substitution for, the agreements, covenants, representations and warranties previously made by the Borrowers. In the event that there shall be any inconsistency between any provisions of this Agreement and a provision set forth in any other Loan Document, the provisions of this Agreement shall govern.
20.6. Time of the Essence. Time is of the essence of each aspect of this Agreement.
20.7. Same Debt. It is the intent of the Borrowers, the Agent, and the Lenders that the agreements and arrangements set forth in this Agreement do not constitute a novation of the Obligations. Rather, this Agreement sets forth, among other things, the arrangements and agreements by which the Agent and the Lenders agree, subject to the terms and conditions contained herein, to forbear from the exercise of their collection rights and remedies for a limited period of time. It is not intended that any new or different financial accommodations be extended to the Borrowers under this Agreement.
20.8. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the laws governing conflicts of law.
20.9.     Jurisdiction; Waiver of Trial by Jury.
          (a) For purposes of any action or proceeding involving this Agreement or the Loan Documents or any other agreement or document referred to therein, each Borrower hereby submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed
(but not less than the time otherwise afforded by any law or rule), and hereby waive any right to contest the appropriateness of any action brought within such jurisdiction based on lack of personal jurisdiction, improper venue or forum non conveniens.

(b) THE AGENT, THE LENDERS AND EACH BORROWER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT THERETO. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT.
     20.10. Complete Agreement, Amendments. This Agreement, together with the Loan Documents, contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof. This Agreement may be amended, modified, waived, discharged or terminated only by a writing signed by the party to be charged with such amendment, modification, waiver, discharge or termination.

20.11.    Expenses.
          (a)  Borrowers shall pay on demand, regardless of whether any
Default  or  Event  of  Default  has  occurred  or  whether   any
proceeding to enforce any Loan Document has been commenced, all reasonable out-of-pocket expenses (including, without limitation, the  reasonable fees and disbursements of counsel or  consultants to  the Agent and the Lenders and allocable costs of Agent's  and any  Lender's staff counsel) incurred by the Agent or any  Lender and that may be incurred by the Agent or any Lender in connection with (a) the negotiation, preparation, administration, filing or recording of this Agreement, (b) the performance of field examinations at the Borrowers' and Non-Borrower Subsidiaries' domestic and foreign locations; and (c) the collection of the Obligations and any and all other obligations of the Borrowers to the Agent or any Lender whether now existing or hereafter arising, or with the preservation and enforcement of the Agent's or  any Lender's rights and remedies in connection with the  Loan
Documents.    This  covenant  shall  survive   payment   of   the
Obligations and termination of this Agreement.

(b) The Borrowers agree that any such reasonable expenses incurred or to be incurred by any Lender constitute advances by such Lender to the Borrower under the Restated Credit Agreement, and are included within the definition of the term "Obligations."
The Borrowers acknowledge and agree that the Agent and each Lender, at any time or from time to time in its sole and absolute discretion, (a) may debit any account of the Borrowers maintained with the Lender, in order to pay such expenses; and (b) may make advances and loans under the Loan Documents to pay such reasonable expenses.
     20.12. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.13. Interest Limitation. All agreements between the Borrowers, the Agent, and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Agent or the Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then any Loan Document shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers, the Agent, and the Lenders in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Agent or any Lender should ever receive as interest and amount which would exceed then highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrowers, the Agent, and the Lenders.
20.14. References to "Lenders". All references to "Lenders" in this Agreement shall mean each and all Lenders (whether the Lender is a natural person or a legal entity, and regardless of the use of the word "it" or similar term to refer to the Lender), except where the context otherwise requires. Each promise, agreement, representation, warranty and covenant made by any Borrower herein is made and given to and for the benefit of each Lender, and all rights of the Lenders hereunder are enjoyed in full by each Lender, except as expressly set forth herein.
20.15. References to "Borrower". All references to "Borrower" in this Agreement shall mean each and all Borrowers (whether the Borrower is a natural person or a legal entity, and regardless of the use of the word "it" or similar term to refer to the Borrower), except where the context otherwise requires. Each promise, agreement, representation, warranty and covenant made by any Borrower herein is made and given by each Borrower, jointly and severally, and all rights of the Borrowers hereunder are enjoyed with respect to each Borrower, except as expressly set forth herein.
20.16. Descriptive Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
20.17. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     21. Defined Terms. The capitalized terms in this Agreement shall have the meanings given such terms in the Loan Documents (and this Agreement shall be deemed to constitute a Loan Document), unless assigned a different meaning below:

     21.1. "Agreement" - this Agreement, including all schedules and exhibits, as the same may be amended, supplemented or otherwise modified.

21.2. "Bankruptcy Code" - the United States Bankruptcy Code of 1978, as codified at 11 U.S.C. 101 et seq., as amended from time to time.
21.3. "Default" - any event specified in Section 15 of this Agreement, whether or not any requirement for the giving of notice or lapse of time or any other condition has been satisfied.
21.4. "Event of Default" - any event specified in Section 15 of this Agreement, provided that any requirement for the giving of notice or lapse of time or any other condition has been satisfied.
21.5. "Financial Statements" - financial statements of Borrowers prepared on a consistent basis in accordance with GAAP and containing balance sheets, statements of income and retained earnings and statements of cash flow. Financial Statements for a month or quarter shall be certified by the chief executive officer of each Borrower.
21.6. "GAAP" - those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards
Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis. As used in the preceding sentence "consistent basis" shall mean that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.
21.7. "Hazardous Material" - any hazardous waste, toxic substance hazardous chemical, radioactive material, hazardous material, oil or gasoline, under any applicable federal or state statute, county or municipal law or ordinance, including (without limitation) any substance defined as a "hazardous substance" or "toxic substance" (or comparable term) in the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1802), or the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.).
21.8. "IRC" - the Internal Revenue Code of 1986, as amended from time to time and including all regulations promulgated thereunder.
21.9. "Plan" - any pension plan, as defined in Section 3(2) of ERISA and any welfare plan, as defined in Section 3(1) of ERISA, which is sponsored, maintained or contributed to by any Borrower or any Commonly Controlled Entity, or in respect of which any Borrower or a Commonly Controlled Entity is an "employer," as such term is defined in Section 3(5) of ERISA.
21.10. "Subordinated Indebtedness" - means Indebtedness of the Borrowers that is subordinated to the prior payment and enforcement of the Obligations in favor of the Agent and the Lenders.
21.11. Other Capitalized Terms. All other capitalized terms used herein not expressly defined in this Agreement shall have the meaning ascribed to them in the Loan Documents.
21.12. Accounting and Banking Terms. All accounting and banking terms not specifically defined herein shall be construed, in the case of accounting terms, in accordance with GAAP consistently applied and, in the case of banking terms, in accordance with general practice among commercial banks.
     22. Pledge to Federal Reserve. The Agent or any Lender may at any time pledge all or any portion of its rights under the Loan Documents, including any portion of any note to any of the twelve
(12)  Federal  Reserve Banks organized under  Section  4  of  the
Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Agent or any Lender from its obligations under any of the Loan Documents.

23. Participations. Each Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrowers, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in such Lender's obligation to lend under the Loan Documents and/or any or all of the loans held by such Lender hereunder. In the event of any such grant by such Lender of a participating interest to a Participant, whether or not upon notice to Borrowers, the Lender shall remain responsible for the performance of its obligations under the Loan Documents and Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder and thereunder.
24. Replacements. Upon receipt of an affidavit of an officer of the Agent or any Lender as to the loss, theft, destruction or mutilation of any note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such note or other security document, Borrowers will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.
25. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Borrowers, the Agent, and the Lenders and their respective successors and assigns; provided that the Borrowers may not assign or transfer any rights or Obligations hereunder without the Agent's and all the Lenders' prior written consent. Each Lender shall have the unrestricted right at any time or from time to time, and without Borrowers' consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and each Borrower agrees that it shall execute, or cause to be executed, such documents, including, without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as such Lender shall deem necessary to effect the foregoing. In addition, at the request of such Lender and any such Assignee, Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if such Lender has retained any of its rights and obligations hereunder following such assignment, to such Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by such Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and such Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by such Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by such Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of such Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by such Lender pursuant to the assignment documentation between such Lender and such Assignee, and such Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.
26. Disclosure. Each Borrower hereby authorizes the Agent and each Lender to release and disclose to the Agent's or any Lender's affiliates, any assignee or any potential assignee, and any participant or potential participant, any statements, notices, financial and operating reports, balance sheets, financial statements, consultant's reports, appraisals, and any and all other documents and information relating to the Borrowers, whether or not considered confidential by the Borrowers. In furtherance thereof, each Borrower waives any claims, causes of action, defenses, or set off rights against the Agent and the Lenders or any such party respecting the Agent and the Lenders' delivery of such documents or such information to such parties in their capacities as an affiliate of the Agent or any Lender, an assignee or potential assignee, or as a participant or potential participant.


    [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their respective duly authorized officers as of the date first written above.
                              BORROWERS:

                              WPI GROUP, INC.
                              WPI POWER SYSTEMS, INC.,
                              WPI MAGNETEC, INC.
                              WPI ELECTRONICS, INC.,
                              WPI OYSTER TERMIFLEX, INC.,
                              WPI MICRO PALM, INC.
                              WPI MICRO PROCESSOR SYSTEMS, INC.
                              WPI DECISIONKEY, INC.,
                              WPI UK HOLDING, INC.,
                              WPI UK HOLDING II, INC.,
                              WPI OYSTER TERMINALS, INC.,
                              WPI HUSKY COMPUTERS, INC., and
                              WPI INSTRUMENTS, INC.

/s/ Michael Tule              By: /s/ John W. Powers
Witness                          John W. Powers, for, on behalf
                                 of, and as Duly Authorized
                                 Officer or Agent of each of the
                                 above-named entities


                              AGENT AND LENDER:

                              FLEET BANK-NH, as Agent and as a
                              Lender

/s/ Jane A. Martin            By: /s/ Daniel Butler
 Witness                         Name: Daniel D. Butler
                                 Title:  Vice President

                              OTHER LENDERS:

                              KEY CORPORATE CAPITAL INC.

/s/ Vickey Coyne              By: /s/ Mark Kleinhaut
 Witness                         Name: Mark Kleinhaut
                                 Title:  V.P.

                              SOVEREIGN BANK

/s/ Therese I. Morgan         By: /s/ Stephen P. Kanarian
Witness                          Name: Stephen P. Kanarian
                                 Title:  Sr. V.P.
                              BANK OF NEW HAMPSHIRE

/s/ Cindy M. Denaullt         By: /s/ David D. McGraw
 Witness                         Name: David D. McGraw
                                 Title:  Vice President

                              BANKBOSTON, N.A.

/s/ Jane A. Martin            By: /s/ Daniel D. Butler
Witness                          Name: Daniel D. Butler
                                 Title:  Authorized Officer



                              SCHEDULE A

                   (Schedule of Obligations)*

Loans       Unpaid           Unpaid       Late       Incremental
            Principal as of  Interest     Charges    Interest
            January 24,      (other than  as of      attributable
            2000             the          January    to increasing
                             incremental  24, 20000  the
                             interest                applicable
                             attributabl             rate to the
                             e to                    Default Rate
                             increasing              from and
                             the                     after August
                             applicable              22, 1999, as
                             rate to the             of January
                             Default                 24, 2000
                             Rate from
                             and after
                             August 22,
                             1999) as of
                             January 24,
                             2000
Revolving   $11,340,387.75   $157,081.59  $          $120,637.93
Loans                                     21,937.90

Swing Line  $0.00            $0.00        $0.00      $0.00
Loans                                     0
Term Loan A $24,133,111.28   $457,115.40  $103,112.73 $229,777.80

Term Loan B $22,121,606.53   $436,477.06  $ 70,920.49 $207,864.05


* Plus any attorneys' fees or other expenses subject to reimbursement by the Borrowers, whether incurred before or after the date hereof, and any subsequently accruing interest, costs, fees, or charges, and all figures are subject to adjustments to the Agent's or any Lender's records with respect to such Obligations, including, without limitation, adjustments for uncollected checks and misdirected credits.


                           SCHEDULE B

                      (Disclosure Schedule)

Foreign Qualifications:

Borrower                 State of Incorporation     States
                                                    where Foreign
                                                    Qualifications
                                                    Obtained

WPI Group, Inc.                    New Hampshire
WPI DecisionKey, Inc.              New Hampshire
WPI Electronics, Inc.              New Hampshire
WPI Power Systems, Inc.            New Hampshire
WPI Husky Technology, Inc.         Florida
WPI Instruments, Inc.              New Hampshire
WPI Magnetec,      Inc.            New Hampshire
WPI Micro Palm, Inc.               New Hampshire
WPI Micro Processor Systems, Inc.  New Hampshire
                                                          Michigan
WPI Oyster Termiflex, Inc.         New Hampshire
WPI Oyster Terminals, Inc.         New Hampshire
WPI UK Holding, Inc.               New Hampshire
WPI UK Holding II, Inc.            New Hampshire
WPI Group (U.K.)                   England and Wales
WPI Husky Technology Limited       England and Wales
WPI Oyster Termiflex Limited       England and Wales
WPI Husky Technology GmbH          Germany
Crompton Modutec (Barbados) Limited Barbados

Capitalization:


Borrower/Subsidiary Class of  Owner of Stock    # of      # Issued
ary              Stock                        Authorized      and
                                               Shares       Outstanding
                                            Shares

WPI Group, Inc.  Common          -           20,000,000    6,051,963


WPI DecisionKey, Common    WPI Micro                 10           10
Inc.                       Processor
                           Systems, Inc.

WPI Electronics, Common    WPI Group,                 10            1
Inc.                       Inc.

WPI Husky        Common    WPI Group,               1,000            1
Technology, Inc.           Inc.

WPI Instruments, Common    WPI Group,                100            10
Inc.                       Inc.

WPI Magnetec,    Common    WPI Group,                 10             1
Inc.                       Inc.

WPI Micro Palm,  Common    WPI Oyster                 10            10
Inc.                       Termiflex,
                           Inc.

WPI Micro        Common    WPI Group,                 10            10
Processor                  Inc.
Systems, Inc.

WPI Oyster       Common    WPI Group,                 10              1
Termiflex, Inc.            Inc.

WPI Oyster       Common    WPI Group,                 10              10
Terminals, Inc.            Inc.

WPI Power        Common    WPI Group,                 10               1
Systems, Inc.              Inc.

WPI UK Holding,  Common    WPI Group,                 10               1
Inc.                       Inc.

WPI UK Holding   Common    WPI Group,                 10               1
II, Inc.                   Inc.

WPI Group (U.K.) Ordinary  WPI UK              10,400,000       1,850,000 -
                           Holding, Inc./

                           WPI UK Holding                      1,850,000 -
                           II, Inc.                            WPI UK
                                                               Holding II,
                                                               Inc.

WPI Oyster       Ordinary  WPI Group             100,000          100,000
Termiflex                  (U.K.)
Limited

WPI Husky        Ordinary  WPI Group               5,000             109
Technology                 (U.K.)
Limited

WPI Husky        Common    WPI Group,                  1                1
Technology GmbH            Inc.

Crompton Modutec Common    WPI                     80,002           80,002
(Barbados)                 Instruments,
Limited                    Inc.
Litigation:

WPI Electronics, Inc. v. Super Vision International, Inc. United States District Court for the District of New Hampshire, Docket No. C99-426-B, an action filed against Super Vision International, Inc. ("Super Vision") alleging breach of contract by failing to take shipment of and pay for electronic lamp ballasts and ignitors specially developed for Super Vision. In response, Super Vision has filed a complaint in the United States District Court for the Middle District of Florida, Case No. 99-1248-CV-18-A, alleging breach of contract, breach of warranty of merchantability and fitness for a particular purpose and breach of implied covenant of good faith and fair dealing. Super Vision is seeking damages in the Florida case totaling $175,000. The Company has filed a motion to stay this action pending a decision on jurisdiction in the New Hampshire Case. Super Vision has challenged the jurisdiction in the New Hampshire case. Electronics will vigorously defend such claims. I cannot state whether an unfavorable outcome is probable or remote or the amount or range of loss should an unfavorable outcome occur.

SPx Corporation v. WPI Micro Processor Systems, Inc. Circuit Court, Macomb County, State of Michigan, Case No. : 99-3852-CK an action filed against WPI Micro Processor Systems, Inc. by SPx Corporation ("SPx") alleging breach of contract for wrongful termination of the exclusive distribution agreement between SPx and MPSI, interference with an advantageous relationship and misappropriation of confidential information. MPSI has counter-claimed alleging breach of contract for failure to meet sales quotas, failure to properly market the product and failure to pay for certain delivered products. There is also a count for misappropriation of trade secrets by SPx. MPSI will vigorously defend such claims. I cannot state whether an unfavorable outcome is probably or remote or the amount or range of loss should an unfavorable outcome occur.

HDR Power Systems. The Company has received notice of a claim by HDR Power Systems with regard to a claim involving certain transformers manufactured by WPI Power Systems, Inc. HDR has claimed that the transformers were defective, and has demanded compensation in the amount of approximately $190,000. The Company has responded that the transformers are well out of warranty and that the failure issues are related to customer abuse. HDR has not made a specific threat regarding the filing of legal action. I cannot state whether suit will ultimately be filed by HDR or, if an action is filed, whether an unfavorable outcome is probable or remote or the amount or range of loss should an unfavorable outcome occur.
Taxes:

Borrower/                                  Amount of       Liens
Subsidiary       Jurisdict- Description of  Tax
                 ion        Tax

WPI Husky        United    Corporations    (in pounds) 1,067,00  none
Technology       Kingdom   Tax
Limited                    FY 1998




Lock Boxes:

None.


Other Names:

None.
Insurance:

See attached.
Locations of Property:

Borrower/Subsidiary   Address               Name/Address of
                                            Record Owner

WP Group, Inc./       1155 Elm Street,      BCIA New England
WPI Oyster            Manchester, NH 03101  Holdings, Inc.
Termiflex, Inc.                             c/o Cushman &
WPI Electronics,                            Wakefield
Inc.                                        Center of New
WPI Power Systems,                          Hampshire Tower
Inc.                                        650 Elm St.
WPI Micro Palm, Inc.                        Manchester, NH 03101
WPI UK Holding, Inc.
WPI UK Holding II,
Inc.
WPI Oyster
Terminals, Inc.
WPI DecisionKey,
Inc.

WPI Instruments,      850 Perimeter Road,   850 Perimeter
Inc./                 Manchester, NH 03109  Road/NA, LLC
WPI Magnetec, Inc.                          124 Joliette Street
                                            Manchester, NH 03102

WPI Husky             14175 ICOT            ICOT Land Ltd.
Technology, Inc.      Boulevard, Suite 100  13025 58th Street
                      Clearwater, FL        North
                                            Clearwater, FL 33760

WPI Micro Processor   6405 Nineteen Mile    Ledds Development
Systems, Inc.         Road                  Center
                      Sterling Heights, MI  6850 Nineteen Mile
                      48314-2115            Road
                                            Sterling Heights, MI
                                            48314

WPI Husky Technology  Eden Road             Ashford Development
Limited               Walsgrave Triangle    Limited
WPI Oyster Termiflex  Business Park         Alcester Road
Limited               Coventry CV2 2TB      Wythall Birmingham
WPI Group (U.K.)      England

WPI Husky Technology  Auelsweg 18           Helmut Hermes
GmbH                  53797 Lohmar          Auelsweg
                      Germany               5204 Lohmar
                                            Germany

Crompton Modutec      New Industrial Park   Barbados Investment
(Barbados) Limited    Christ Church,        & Development Center
                      Barbados              Newton Industrial
                                            Park
                                            Christ Church,
                                            Barbados

WPI Husky (France)    12 Rue la Corbusier,  S.I.L.I.C.
                      SILIC 216             4 Place de Rio de
                      94518 Rungis Cedex    Janeiro
                      France                75008 Paris
                                            France

Permitted Indebtedness:

Borrower/Subsidi- Amount     Maturity  Holder of Debt                  Description
ary

WPI Instruments, $1,701,562.50  08/03/02  Allard-Nazarian Group, Inc.  Non-negotiable
Inc.                                      - shareholders               Promissory Note
                                                                       Payable in monthly
                                                                       installments of
                                                                       $51,562.50

WPI Instruments, $200,000.  07/31/00  Lucas Automation & Control   Promissory Note
Inc.             00                   Engineering, Inc.

Permitted Liens:

None.
Compensation:

WPI Group, Inc.

Officers

John Allard, President and Chief Executive Officer

FY 2000 Base Compensation:    $300,000.000
Auto Allowance:               $9,000.00

John Powers, Vice President and Chief Financial Officer

Base Compensation:       $168,222.00
Auto Allowance:               $ 7,800.00

Cash bonus to be awarded as follows:

$25,000.00 on the closing of the sale of Husky Technology
Companies;
$25,000.00 on the closing of the sale of WPI Instruments; and $25,000.00 on the refinancing of credit facility with Fleet Bank
- NH or sale of the Company, whichever shall come first.

Michael Tule, Vice President, General Counsel and Secretary

Base Compensation:       $107,060.00
Auto Allowance:               $7,800.00

Cash bonus to be awarded as follows:

$10,000.00 on the closing of the sale of Husky Technology
Companies;
$10,000.00 on the closing of the sale of WPI Instruments; and $10,000.00 on the refinancing of credit facility of Fleet Bank or sale of the Company, whichever shall come first.

Company officers are covered by certain plans, including group health, life and disability insurance, 401K plan, health club reimbursement and stock option/bonus award plans.
Directors:

Directors who are not employees of the company receive an annual fee of $14,000 and a $250 for each committee meeting attended.
Committee chairmen receive an additional $500 annual fee for each committee they chair. Michael Foster does not receive the annual retainer or committee fees.

The following individuals serve as directors of the company and serve on the following committees:

Stephen Carlotti         Audit Committee
Michael Foster      Audit Committee
Paul Giovacchini         Audit Committee Chairman
Irving Gutin        Stock Option/Compensation Committee Chairman,
Audit Committee
James Risher        Audit Committee
Steven Shulman      Stock Option/Compensation Committee, Audit
Committee
Bernard Tenenbaum   Stock Option/Compensation Committee, Audit
Committee

Michael Foster is covered by a severance agreement which provides for the payment of $250,000 per year for the five years commencing January 1, 2000, retention of his car and medical benefits for the period of the severance, and the forgiveness of a $59,000 loan carried on the books of the Corporation.
Intellectual Property:

No licensed patents. WPI Magnetec, Inc. is authorized by agreement with Tridex Corporation to use the tradename "Magnetec" in connection with the manufacture and sale of solenoids.

Trademarks:

WPI DecisionKey, Inc.         KEYADVISOR
#2,272,749

WPI Micro Palm, Inc.          MICRO PALM (and Design)
#1,639,534

WPI Micro Processor      FVI                      #1,917,759
Systems, Inc.            IBOB                     #1,690,730
                         NGT                      #1,921,695
                         PGA-9000                 #1,640,915
                         PRO-LINK                 #1,489,176
                         SPECTRAGAS               #2,269,738
                         MAGIKEY                  #2,124,406
                         ELECTRONIC TOOLCHEST     #75/696,358*
                         PROTECH                  #75/836,046*

WPI Oyster Termiflex, Inc.    HT             #1,730,697
                    TERMIFLEX                #1,193,903
                    TOUCHGRAF                #1,528,008

WPI Instruments, Inc.         MODUTEC             #874,674
                    M (and Design)                #881,233
                    BIG LITTLE                    #1,388,144
                    A (and Design)                #1,233,393
                    A (and Design)                #1,182,755
                    EMICO                         #438,806
                    EMICO (and Design)            #873,350
                    MODUTEC (Benelux)             #383,798
                    MODUTEC (France)              #1,210,116
                    MODUTEC (Germany)             #996,411
                    MODUTEC (Italy)               #401,897
                    MODUTEC (Switzerland)         #300,624
                    M (and Design)                #401,898
                    BIG LITTLE (U.K.)             #B 1,254,739

WPI Husky Technology Limited  HUSKY (and Design) (U.S.)
#75/709,733**
                    ZEP TEPI (U.S.)
#75/821,583*
                    HUSKY HUNTER (Benelux)        #758869
                    HUSKY WOLF (France)           #1544344
                    HUSKY HUNTER & DEVICE (France)     #1640314
                    HUSKY HUNTER & DEVICE (Germany)    #2007042
                    HUSKY (U.K.)                  #B1205477
                    HUSKY & DEVICE (U.K.)         #B1205478
                    HUSKY HUNTER & DEVICE (Italy) #611401
                    HUSKY HUNTER & DEVICE (U.K.)  #B1205479
                    HUSKY HUNTER & DEVICE (U.K.)  #406124
                    HUSKY HUNTER & DEVICE (Sweden)     #245826
                    FIELD BASE (U.K.)             #B1517447
                    FIELD BASE (U.S.)             #1,851,997
                    HUSKY HUNTER & DEVICE         #B1205480

* Intent-to-Use Application recently filed

** Use Application recently filed to revive trademark in the United States
Patents:

WPI Magnetec, Inc.       Tri-Core Application #08/748,286
                    Simplified Solenoid Assembly Application
#08/886,437

WPI Micro Processor      PC Compatible Modular Based Diagnostic
Systems, Inc.            System #5,659,680
                    Diagnostic Data Recorder (Canada) #1,231,446
                    Diagnostic Data Recorder #4,602,127
                    Vehicle Computer Diagnostic Apparatus
Interface
                    (Canada) #1,261,064
                    Vehicle Computer Diagnostic Apparatus
Interface
                    #4,853,580

WPI Instruments, Inc.         AC Coupled LCD Annunciator Control
System #4,728,946

                    Elliptical Bar Graph (Benelux) #17924-01
                    Elliptical Bar Graph (Spain)   #19824
                    Elliptical Bar Graph (France)  #885,100
                    Elliptical Bar Graph (UK)      #1,053,117
                    Elliptical Bar Graph (Italy)   #54667
                    Elliptical Bar Graph (Sweden)  #46000
                    Elliptical Bar Graph (Benelux) #17924-02
                    Elliptical Bar Graph (Benelux) #17924-03
                    Elliptical Bar Graph (UK)      #1053117
                    Elliptical Bar Graph (Germany) #M 800472.4




IRC and ERISA:

To the best of the Borrowers knowledge, information and belief, there are no exceptions.
                           SCHEDULE C

                            (Notices)



If to Borrowers:                   WPI Group, Inc.
                                   1155 Elm Street
                                   Manchester, NH 03101
                                   Attn: John Allard, President
                                   Fax: (603) ___-____

with copies to:                    Michael B. Tule, Esquire
                                   WPI Group, Inc.
                                   1155 Elm Street
                                   Manchester, NH 03101
                                   Fax: (603) ___-____

                                   Daniel W. Sklar, Esquire
                                   Nixon Peabody
                                   889 Elm Street
                                   Manchester, NH 03101
                                   Fax: (603) 628-4040

If to Fleet Bank- NH
 or to BankBoston, N.A.:                Daniel D. Butler, Vice
President
                                   Fleet Corporate Administration
                                   Mail Stop:  RI/MOM20A
                                   111 Westminster Street
                                   Providence, RI  02903
                                   (Fax:  401-278-6004)

with a copy to:                    Joseph F. Ryan, Esquire
                                   Brown, Rudnick, Freed & Gesmer
                                   One Financial Center
                                   Boston, MA  02111
                                   (Fax:  617-856-8201)

If to Bank of New Hampshire:       Bank of New Hampshire
                                   333 State Street
                                   Portsmouth, NH 03801
                                   Attn: David D. McGraw, VP
                                   (Fax: 603-433-2917)

                                   Peoples Heritage Bank
                                   One Portland Square
                                   P.O. Box 9540
                                   Portland, ME 04112
                                   Attn: Christopher W. Emmons,
SVP
                                   (Fax: 207-761-8660)

If to Sovereign Bank:              Sovereign Bank
                                   50 Rowes Wharf - Suite 430
                                   Boston, MA 02110
                                   Attn: Steven P. Kanarian, SVP
                                   (Fax: 617-478-6799)

If to Key Corporate Capital, Inc.: Key Corporate Capital, Inc.
                                   One Canal Plaza - Sixth Floor
                                   Portland, ME 04101
                                   Attn: Alex Strazella, VP
                                   (Fax: 207-874-7166)

                                   Key Corporate Capital, Inc.
                                   One Canal Plaza - Sixth Floor
                                   Portland, ME 04101
                                   Attn: Mark Kleinhart, VP
                                   (Fax: 207-874-7002)
                           SCHEDULE D

                     (Financial Projections)




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